EXHIBIT 11
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 First Health Group Corp. and Subsidiaries
 COMPUTATION OF BASIC EARNINGS PER COMMON SHARE
 (Unaudited)
 ---------------------------------------------------------------------------

                                                Three Months Ended March 31,
                                                ---------------------------
                                                    2001            2000
                                                -----------     -----------
 Net income .................................. $ 24,400,000    $ 19,612,000
                                                ===========     ===========
 Weighted average number of common shares
   outstanding:
   Shares outstanding from beginning of period   48,204,000      47,656,000
   Other issuances of common stock ...........      159,000         243,000
   Purchases of treasury stock ...............           --        (187,000)
                                                -----------     -----------
 Weighted average common and common share
   equivalents................................   48,363,000      47,712,000
                                                ===========     ===========
 Net income  per common share................. $        .50    $        .41
                                                ===========     ===========


 First Health Group Corp. and Subsidiaries
 COMPUTATION OF DILUTED EARNINGS PER COMMON SHARE
 (Unaudited)
 --------------------------------------------------------------------------

                                                Three Months Ended March 31,
                                                ---------------------------
                                                    2001            2000
                                                -----------     -----------
 Net income                                    $ 24,400,000    $ 19,612,000
                                                ===========     ===========
 Weighted average number of common shares
   outstanding:
   Shares outstanding from beginning of period   48,204,000      47,656,000
   Other issuances of common stock ...........      159,000         243,000
   Purchases of treasury stock ...............           --        (187,000)
   Common Stock Equivalents:
   Additional equivalent shares issuable from
     assumed exercise of common stock options     2,486,000       1,819,000
                                                -----------     -----------
 Weighted average common and common share
   equivalents................................   50,849,000      49,531,000
                                                ===========     ===========
 Net income per common share.................. $        .48    $        .40
                                                ===========     ===========
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